UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2014

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2014, Reynolds American Inc., a North Carolina corporation (“RAI”), Lorillard, Inc., a Delaware corporation (“Lorillard”), and Lantern Acquisition Co., a Delaware corporation and a wholly owned subsidiary of RAI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Lorillard (the “Merger”), with Lorillard surviving as a wholly owned subsidiary of RAI.

In connection with entry into the Merger Agreement, on July 15, 2014, RAI also entered into an Asset Purchase Agreement (the “APA”) and Lorillard entered into a Transfer Agreement (the “Transfer Agreement”), in each case with Lignum-2, L.L.C. (“Imperial Sub”), a Texas limited liability company and wholly owned subsidiary of Imperial (as defined below), and, for certain provisions of the APA and as guarantor of Imperial Sub, Imperial Tobacco Group PLC, a public limited company incorporated under the laws of England and Wales (“Imperial”), pursuant to which Imperial Sub has agreed, among other things, to acquire certain assets and assume certain liabilities of certain affiliates of each of RAI and Lorillard (the “Asset Purchase”).

Also on July 15, 2014, RAI, British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales (“BAT”), and, for limited purposes only, Brown & Williamson Holdings Inc. entered into a Subscription and Support Agreement (the “Subscription Agreement”), pursuant to which BAT has agreed, directly or indirectly through one or more of its wholly owned subsidiaries, to subscribe for and purchase (the “Share Purchase”) simultaneously with the consummation of the Merger, shares of RAI common stock such that BAT will maintain its 42% ownership interest in RAI immediately following completion of the Merger for an aggregate purchase price of $4.7 billion, which price corresponds to the share exchange ratio set forth in the Merger Agreement.

The RAI board of directors unanimously (1) determined that the issuance of RAI common stock pursuant to the Merger and the Share Purchase is in the best interests of RAI and its shareholders, (2) approved and declared the advisability of the Merger Agreement, the APA and the Subscription Agreement and the Merger, the Asset Purchase and the Share Purchase, and (3) recommended that the RAI shareholders approve the issuance of RAI common stock in connection with the Merger and the Share Purchase (the “Share Issuance”).

Merger Agreement

Upon the consummation of the Merger, each share of Lorillard common stock (other than treasury shares held by Lorillard and any shares of Lorillard common stock owned by any Lorillard subsidiary, RAI or Merger Sub) will be converted into the right to receive (1) 0.2909 of a fully paid and nonassessable share of RAI common stock (the “Stock Consideration”) plus (2) $50.50 per share in cash (together with the Stock Consideration, the “Merger Consideration”). No fractional shares of RAI common stock will be issued in the Merger, and Lorillard’s stockholders will receive cash in lieu of any fractional shares.

Lorillard’s outstanding stock options and stock appreciation rights will be converted upon consummation of the Merger into the right to receive cash equal to the spread between the applicable exercise price and the value of the Merger Consideration. Each Lorillard restricted stock unit will be exchanged for the Merger Consideration.

The obligation of the parties to consummate the Merger is subject to customary closing conditions, including, among other things, (1) the adoption of the Merger Agreement by Lorillard’s stockholders; (2)

the approval by RAI’s shareholders of the issuance of RAI common stock in connection with the Share Issuance; (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); (4) the absence of legal restraints and prohibitions on the consummation of the Merger; (5) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the Share Issuance; and (6) the approval of the listing on the New York Stock Exchange of the RAI common stock to be issued in the Share Issuance. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its material obligations under the Merger Agreement and the other party not having suffered a material adverse effect. RAI’s obligation to consummate the Merger is also subject to the condition that no legal restraint be in effect that would result in a Substantial Detriment (as defined in the Merger Agreement) to RAI’s post-Merger ownership, control or operation of its business.

The Merger Agreement contains customary representations, warranties and covenants made by each of RAI and Lorillard. The Merger Agreement requires RAI to call and hold a special shareholder meeting and, subject to certain exceptions, requires RAI’s board of directors to recommend that RAI’s shareholders approve the Share Issuance. The Merger Agreement requires Lorillard to call and hold a special stockholder meeting and, subject to certain exceptions, requires Lorillard’s board of directors to recommend that Lorillard’s stockholders approve and adopt the Merger Agreement. Prior to the approval and adoption of the Merger Agreement by Lorillard’s stockholders, the Merger Agreement permits Lorillard’s board of directors to, upon receipt of a Superior Proposal (as defined in the Merger Agreement) and in certain other circumstances, change its recommendation that Lorillard’s stockholders approve and adopt the Merger Agreement, subject to complying with notice and other specified conditions, including giving RAI the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal and agreeing to engage in good faith negotiations with RAI to make such adjustments in the terms and conditions of the Merger Agreement so that such proposal would cease to constitute a Superior Proposal. If Lorillard’s board of directors changes its recommendation that Lorillard’s stockholders approve and adopt the Merger Agreement, RAI may terminate the Merger Agreement. Unless RAI terminates the Merger Agreement, Lorillard remains obligated to call and hold the special meeting and does not have the right to terminate the Merger Agreement in connection with such a change in recommendation. RAI has agreed not to make any material amendment or modification to the APA or certain other transaction agreements without first obtaining consent from Lorillard.

The Merger Agreement contains certain other termination rights for each of RAI and Lorillard, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by July 15, 2015 (the “End Date”), subject to an automatic six-month extension if, on the initial End Date, the Merger has not yet received antitrust approval or certain specified legal restraints are in place but all other closing conditions have been satisfied.

In addition, pursuant to the Merger Agreement, RAI will be entitled to receive a termination fee of $740 million in the event that (1) the Merger Agreement is terminated by RAI because (a) the Lorillard board of directors makes an adverse recommendation change relating to a vote on the Merger; or (b) the Lorillard board of directors fails to include a recommendation in favor of the Merger in its proxy statement; (2) Lorillard terminates the Merger Agreement in order to enter into an agreement relating to a Superior Proposal; or (3) Lorillard’s stockholders fail to approve the Merger and prior to such vote, a Company Takeover Proposal (as defined in the Merger Agreement) is publicly announced and within 12 months of termination Lorillard enters into an agreement with respect to a Company Takeover Proposal. The Merger Agreement provides that Lorillard will be entitled to receive a termination fee of $740 million in the event the Merger Agreement is terminated because the RAI board of directors either makes an adverse change in recommendation to its shareholders or fails to include a recommendation in favor of the Share Issuance in its proxy statement. Lorillard will also be entitled to 40% of any termination fee received by RAI pursuant to the APA in the event of the termination of both the Merger Agreement and the APA.

At Closing, Murray S. Kessler, the Chairman and President and Chief Executive Officer of Lorillard, will be appointed to the board of directors of RAI.

The foregoing description of the Merger Agreement does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Merger Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about RAI, Lorillard or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RAI, Lorillard or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RAI’s public disclosures.

Asset Purchase Agreement

Pursuant to the terms of the APA and Transfer Agreement, subject to the closing of the Merger, Imperial Sub will acquire (1) certain assets currently owned by RAI subsidiaries, related to the cigarette brands Winston, KOOL and Salem (and under certain circumstances, Doral) and related to RAI’s Puerto Rico business (the “RAI Transferred Assets”), and (2) certain assets currently owned by Lorillard subsidiaries, related to the “e-vapor” brand blu (including SkyCig) and the cigarette brand Maverick, as well as Lorillard’s factories, headquarters and employees (the “Lorillard Transferred Assets” and, together with the RAI Transferred Assets, the “Transferred Assets”), together with certain associated liabilities. The aggregate purchase price for the Transferred Assets is equal to approximately $7.1 billion.

The APA contains customary representations, warranties and covenants made by each of RAI and Imperial Sub. The APA requires Imperial to call and hold a special shareholder meeting and, subject to certain exceptions, requires Imperial’s board of directors to recommend that Imperial’s shareholders approve the Asset Purchase. Pursuant to the APA and the Transfer Agreement, Imperial Sub will offer employment to all employees subject to any collective bargaining agreements and pension obligations, and will also offer employment to the remaining non-union employees and provide non-union transferred employees with salary, wages and bonus opportunities substantially comparable to those provided to those employees immediately prior to the consummation of the Asset Purchase, all of which must remain in effect for at least one year thereafter.

Pursuant to the APA, RAI and Imperial Sub, or their respective affiliates, have agreed to enter into various ancillary agreements, including an intellectual property license agreement, a transition services agreement (pursuant to which RAI or its subsidiaries will provide certain transitional services to Imperial Sub), a reciprocal contract manufacturing agreement and a route to market agreement.

The obligation of the parties to consummate the Asset Purchase is subject to closing conditions, which include, among other things, (1) the absence of legal restraints in effect that would prohibit the Asset Purchase, including HSR clearance; (2) the approval of the Asset Purchase by the Imperial shareholders; (3) the satisfaction of the conditions precedent to the closing of the Merger; (4) the entering of an order subjecting Imperial Sub to a final judgment and a remedial order related to certain of the Transferred Assets; (5) the National Association of Attorneys General not providing written notice that it intends to change the brands listing with respect to certain brands included among the Transferred Assets; and (6) no state providing written notice that it intends to de-list or not recertify any of the brands included among the Transferred Assets, where such de-listing or non-recertification would result in a material reduction in the volume of total sales of such brand. The obligation of each party to consummate the Asset Purchase is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its material obligations.

The APA contains customary indemnification provisions with respect to breaches of representations, warranties and covenants, and the indemnification obligations are subject to customary limitations as set forth in the APA.

The APA may be terminated by mutual written consent of RAI and Imperial Sub and contains certain termination rights for each of RAI and Imperial Sub, including the right of either party to terminate the APA if (1) the Asset Purchase has not been consummated by the End Date; (2) a final governmental order has been issued that prohibits the Asset Purchase; (3) Imperial fails to obtain shareholder approval of the Asset Purchase; (4) the Merger Agreement is terminated; or (5) the non-terminating party breaches its representations and warranties or fails to perform its covenants in the APA in any material respect and in a manner that cannot be cured. RAI also has the right to terminate the APA in the event that (A) the condition to the closing of the Merger relating to the expiration or termination of any applicable waiting period under HSR has not been satisfied and the Federal Trade Commission has informed RAI that consummation of the Asset Purchase will not satisfy such condition or (B) there is an adverse change in the recommendation by Imperial’s board of directors in favor of the Asset Purchase or Imperial’s board of directors fails to include a recommendation in favor of the Asset Purchase in its shareholder circular. RAI will be entitled to receive a termination fee of $210 million from Imperial if RAI terminates the APA because Imperial makes an adverse recommendation change or fails to include a recommendation in favor of the Asset Purchase in its shareholder circular. If a termination of the Merger Agreement results in the termination of the APA, and RAI receives a termination fee from Lorillard pursuant to the Merger Agreement, then RAI has agreed to pay a $210 million termination fee to Imperial.

The foregoing description of the APA and Transfer Agreement does not purport to be a complete description of the terms of such Agreements, which are qualified in all respects by reference to the complete text of the APA (which includes the Transfer Agreement as Exhibit I thereto), a copy of which is being filed as Exhibit 2.2 hereto and is incorporated into this Item 1.01 by reference.

Copies of the APA and Transfer Agreement have been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about RAI, Imperial, Imperial Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the APA or Transfer Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreements; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RAI, Imperial, Imperial Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties or covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in RAI’s public disclosures.

Subscription and Support Agreement

The Subscription Agreement requires RAI to use the proceeds from the Share Purchase to fund the Merger, including transaction expenses and other costs ancillary to the Merger. In addition, pursuant to the Subscription Agreement, RAI has agreed that it will not make certain amendments to the Merger Agreement or the APA without BAT’s approval, which in certain circumstances may not be unreasonably withheld, delayed or conditioned. The Subscription Agreement further requires cooperation by RAI and BAT with respect to obtaining HSR filing clearance, filing reports and other forms with the SEC or the UK Listing Authority and making public announcements related to the Merger Agreement, the APA and the Subscription Agreement.

Pursuant to the Subscription Agreement, BAT agrees that at any meeting of the shareholders of RAI or in any circumstance upon which a vote with respect to the Share Issuance is sought, BAT will unconditionally commit to vote its existing shares of RAI common stock to approve the Share Issuance.

The obligation of the parties to consummate the Subscription Agreement is subject to certain closing conditions, which include (1) the satisfaction or waiver of all of the conditions set forth in the Merger Agreement; (2) the consummation of the Merger; and (3) the termination or expiration of any HSR waiting period applicable to the Share Purchase. The obligation of each party to consummate the Share Purchase is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all respects its obligations (subject to certain materiality exceptions) under the Subscription Agreement.

The Subscription Agreement terminates automatically upon termination of the Merger Agreement, and contains certain other termination rights for each of RAI and BAT, including if the non-terminating party breaches its representations and warranties or fails to perform its covenants in the Subscription Agreement (1) in any respect with regard to RAI’s obligation to obtain BAT’s consent to amendments to the Merger Agreement or APA and (2) in any material respect and in a manner that cannot be cured with respect to the other covenants. In the event that the Merger Agreement is terminated and RAI receives a termination fee from Lorillard, RAI will provide BAT an expense reimbursement, up to $30 million in the case of termination of the Merger Agreement and up to $8.5 million in the case of termination of the APA.

In addition, Lorillard is named as an express third party beneficiary of the Subscription Agreement, able to enforce BAT’s obligation to vote in favor of the Share Issuance as a RAI shareholder, and the Subscription Agreement provides that BAT and RAI may not terminate the Subscription Agreement without Lorillard’s prior written consent.

The foregoing description of the Subscription Agreement does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Subscription Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

A copy of the Subscription Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about RAI, BAT or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Subscription Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Subscription Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RAI, BAT or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in RAI’s public disclosures.

Bridge Facility Commitment Letter

On July 15, 2015, in connection with the Merger Agreement, RAI entered into a commitment letter (including the term sheet attached thereto, the “Commitment Letter”) with J.P. Morgan Securities LLC (“JPMS”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Citigroup Global Markets Inc. (“CGMI”, and together with JPMS and JPMCB, the “Commitment Parties”). Under the Commitment Letter, subject to the terms and conditions therein, JPMCB and CGMI (or certain of its affiliates) have committed to provide a 364-day senior unsecured term loan bridge facility in an aggregate principal amount of up to $9 billion for the purpose of financing part of the cash portion of the Merger Consideration, and fees and expenses in connection with the transactions contemplated by the Merger Agreement (the “Bridge Facility”). The Commitment Letter terminates coincident with the End Date, as the same may be extended. The amount of the Bridge Facility available at closing is subject to reduction in accordance with the terms of the Commitment Letter, including but not limited to reduction upon the contemplated issuance of debt securities used to finance the Merger and related fees and expenses.

The Bridge Facility bears interest at a rate per annum equal to, at RAI’s election, (1) an adjusted London interbank offered rate for a one, two, three or six month period or (2) the greatest of the (A) prime rate, (B) the federal funds effective rate plus 50 basis points or (C) the one-month adjusted London interbank offered rate plus 100 basis points, plus, in each case, an applicable margin ranging from 50 to 275 basis points that depends upon RAI’s index debt rating established by rating services and the length of time that elapses from funding of the Bridge Facility until repayment. The Bridge Facility is expected to be guaranteed by the same RAI subsidiaries that guarantee RAI’s existing revolving credit facility and outstanding senior notes, which includes RAI’s material domestic subsidiaries, and by Lorillard and its subsidiaries. The Bridge Facility may be drawn only in a single drawing upon the closing of the Merger, matures 364 days after such date and may be prepaid (but not reborrowed) without premium or penalty. Certain fees are payable to the lenders in connection with the Bridge Facility, including commitment and duration fees, and other fees are payable to the Commitment Parties in connection with the Commitment Letter and Bridge Facility.

RAI currently intends to finance the Merger and related fees and expenses with available cash, up to $500 million in borrowings under its existing revolving credit facility, proceeds from the issuance of debt securities, the proceeds of the Asset Purchase and Share Purchase and, only to the extent necessary, borrowings under the Bridge Facility.

Borrowings under the Bridge Facility will be subject to certain conditions, including: (1) the consummation of the Merger, the Asset Purchase and the Share Purchase, (2) the absence of a “Company Material Adverse Effect”, as defined in the Merger Agreement, (3) the delivery or filing with the SEC of certain financial statements, (4) RAI’s performance of certain activities in connection with the contemplated issuance of debt securities to finance the Merger and related fees and expenses, (5) the execution and delivery of definitive loan documentation in accordance with the Commitment Letter and (6) the accuracy at the funding of the Bridge Facility of certain representations and warranties, including the accuracy of such of Lorillard’s representations and warranties as are material to the interests of lenders under the Bridge Facility, but only to the extent RAI or Merger Sub have the right to terminate their obligations under the Merger Agreement because of such inaccuracy.

The Bridge Facility is expected to contain certain financial covenants with levels and financial definitions to be determined, and other covenants and events of default substantially similar in all material respects to the corresponding provisions of RAI’s existing revolving credit facility.

Under the Commitment Letter, each of JPMS and CGMI will act as joint lead arrangers and joint bookrunners of the Bridge Facility, JPMCB will act as administrative agent and CGMI or its affiliates will act as syndication agent. The lead arrangers intend to syndicate the Bridge Facility to a group of financial institutions. The Commitment Parties are full service financial institutions engaged in various activities. The Commitment Parties or their affiliates have from time to time performed, and may in the future perform, various investment banking, financial advisory, commercial banking or other services for RAI for which they have been paid, or will be paid, customary fees. Without limitation, the Commitment Parties or their affiliates serve as agents and lenders under RAI’s existing revolving credit facility.

The foregoing description of the Commitment Letter does not purport to be a complete description of its terms and is qualified in all respects by reference to the complete text of the Commitment Letter, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under the heading “Bridge Facility Commitment Letter” appearing in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The disclosure under the heading “Subscription and Support Agreement” appearing in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 3.03.

ITEM 8.01.	Other Events.

On July 15, 2014, RAI and Lorillard issued a joint press release announcing the proposed transactions. A copy of the press release is furnished as Exhibit 99.1 hereto.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transactions, constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transactions, including future financial and operating results, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of the combined company inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, APA or Subscription Agreement; the risk that the necessary shareholder approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transactions will not be consummated in a timely manner; risks that any of the closing conditions to the proposed transactions may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transactions; failure to realize the benefits expected from the proposed transactions; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed transactions on the ability of RAI, Lorillard, Imperial and their respective subsidiaries to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the SEC.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as provided by federal securities laws, RAI is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed transaction involving RAI and Lorillard. In connection with the proposed transaction, RAI will file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of RAI and Lorillard that also constitutes a prospectus of RAI. RAI and Lorillard plan to mail the definitive joint proxy statement/prospectus to their respective shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by RAI and Lorillard through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336)741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard by contacting Lorillard Investor Relations at investorrelations@lortobco.com or by calling (336) 335-7000 or at Lorillard’s website at www.lorillard.com.

RAI and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in RAI is set forth in RAI’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated March 21, 2014, as supplemented, which are filed with the SEC. Additional information regarding the interests of RAI’s directors and executive officers in the proposed transaction, which may be different than those of RAI’s shareholders generally, will be contained in the joint proxy statement/prospectus when filed with the SEC.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among Lorillard, Inc., Reynolds American Inc. and Lantern Acquisition Co.

2.2	Asset Purchase Agreement, dated as of July 15, 2014, among Reynolds American Inc., Lignum-2, L.L.C. and Imperial Tobacco Group PLC

10.1	Subscription and Support Agreement, dated as of July 15, 2014, among British American Tobacco p.l.c., Reynolds American Inc. and for limited purposes only, Brown & Williamson Holdings Inc.

10.2	Commitment Letter, dated as of July 15, 2014, among Reynolds American Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.

99.1	Joint press release of Reynolds American Inc. and Lorillard, Inc., dated July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

Date: July 15, 2014	By:	/s/ McDara P. Folan, III
		Name:	McDara P. Folan, III
		Title:	Senior Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among Lorillard, Inc., Reynolds American Inc. and Lantern Acquisition Co.

2.2	Asset Purchase Agreement, dated as of July 15, 2014, among Reynolds American Inc., Lignum-2, L.L.C. and Imperial Tobacco Group PLC

10.1	Subscription and Support Agreement, dated as of July 15, 2014, among British American Tobacco p.l.c., Reynolds American Inc. and for limited purposes only, Brown & Williamson Holdings Inc.

10.2	Commitment Letter, dated as of July 15, 2014, among Reynolds American Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.

99.1	Joint press release of Reynolds American Inc. and Lorillard, Inc., dated July 15, 2014.